UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 20, 2015


                           TRIDENT BRANDS INCORPORATED
             (Exact name of registrant as specified in its charter)

          Nevada                      000-53707                   26-1367322
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)

200 South Executive Drive, Suite 101, Brookfield, WI                53005
      (Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code (262) 789-6689

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

ISSUANCE OF SECURED PROMISSORY NOTE AND WARRANTS

On January 29, 2016 Trident Brands, Inc. ("we", "us", "our" the "Company") entered into a securities purchase agreement with one investor pursuant to which, in consideration for proceeds of $250,000, we issued a secured promissory note in the amount of $250,000, and, 125,000 warrants to purchase common shares of our Company.

The $250,000 secured promissory note is due 12 months from the issuance date, and bears interest at the rate of 10% per annum. The promissory note is secured against the assets of our Company pursuant to a general security agreement which is subordinate to the Senior Secured Convertible Promissory Note dated January 29, 2015 in the amount of $2,300,000.

Each of the 125,000 warrants issued in connection with the promissory note is exercisable for three years following issuance for the purchase one share of our common stock at the price of $1.35 per share.

We issued the $250,000 secured promissory note and the 125,000 share purchase warrants to one (1) non-US person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

ISSUANCE OF COMMON SHARES FOR ACQUISITION OF EMULSION SUPPLY RIGHTS

On January 28, 2016 we issued 3,000,000 common shares to one non-US person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended. The issuance was made pursuant to a Deed of Assignment dated effective January 20, 2015 among our Company, Oceans Omega LLC, and the assignor 2298107 Ontario Inc. pursuant to which the assignor has assigned to our Company the assignor's non-exclusive rights to purchase, market, sell and distribute certain Omega 3 nutritional emulsions produced by Oceans Omega LLC.

In furtherance of the Deed of Assignment, the Company has entered into an Emulsion Supply Agreement dated effective January 20, 2015 with Oceans Omega LLC which represents the rights acquired pursuant to the Deed of Assignment. The Emulsion Supply Agreement provides our Company with the non-exclusive right and license (without the right to sublicense) to purchase, market, promote, sell and distribute Oceans Omega LLC's omega-3 emulsions for use the in development, production, processing, manufacture and sale of food and beverages (excluding meats) for human or animal consumption. The initial term of the Emulsion Supply Agreement is ten years. The term may be renewed for additional consecutive one year periods subject to the mutual agreement of the parties not less than 60 days prior to the expiration of the applicable term.

The issuance of the 3,000,000 common shares marked the closing of the Deed of Assignment and the Emulsion Supply Agreement, which did not specify the amount of consideration payable by our Company when they were executed on January 20, 2015. The consideration payable was subsequently established by the parties on January 28, 2016.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Securities Purchase Agreement and General Security Agreement dated January 29, 2016

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TRIDENT BRANDS INCORPORATED


/s/ Mark Holcombe
------------------------------------
Mark Holcombe
Chairman

Date: February 4, 2016

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